Exhibit 10.14

No Stock or other security shall be delivered, and no option or other right to acquire any stock or other security shall be exercisable, pursuant to this Award except upon effective registration under the Securities Act of 1933 as amended and the securities laws of each applicable state or other jurisdiction or upon acceptance by the Company of an opinion of counsel in such form and by such counsel as satisfactory to counsel for the Company that such registration is not required.

ProCentury Corporation
Stock Option Award Agreement
for
Incentive Stock Options
under the
2004 Stock Option and Award Plan

To ____________:

     Congratulations! ProCentury Corporation is awarding you this Option to purchase shares of Stock pursuant to its 2004 Stock Option and Award Plan. All capitalized terms used in this Award Agreement shall have the same meaning as defined in the Plan. Your Option is subject to acceptance by your signing a copy of this Award Agreement under the heading “Acceptance” and returning the signed copy before the close of business on _________, 200__.

     The purpose of this Award Agreement is to summarize some of the terms and conditions of your Option as well as the shares of Stock purchased upon exercise of the Option. This Award Agreement makes numerous references to the Plan and is governed by the Plan document. You as the Participant may obtain a copy of the current Plan document at any time by contacting the Company Secretary at

465 Cleveland Avenue
Westerville, OH 43082
(614)-895-2000.

Your Option

     Your Option entitles you to purchase up to _________(______) shares of Stock all of which are designated as Service Vesting Shares subject to vesting as described under “Vesting of Your Option.”

     The Exercise Price at which you may purchase each such share is $______which is the Fair Market Value of a share determined as of _________, 200_, which is the Date of Grant of your Option. Both the number of shares and the Exercise Price are subject to adjustment for events such as stock splits, etc. as provided in the Plan.

Vesting of Your Option

     Your Shares are subject a Service Vesting Schedule that requires you to complete a period of Service before you can exercise the Option to purchase those Shares. Pursuant to your Service Vesting Schedule, 1/48th of the total number of your Service Vesting Shares will become Vested Shares for each calendar month of your Service after the Date of Grant such that the entire number of your Service Vesting Shares will become vested after 48 calendar months of Service after the Date of Grant.

     As soon as your Unvested Shares become Vested Shares, you may exercise this Option to purchase your Vested Shares in any one or more transactions at any time and from time to time during the remaining term of your Option.

Taxation

     Your Option is intended to be an Incentive Stock Option under the Plan subject to some special limitations set forth in the Plan. Unless there is a disqualifying disposition or an exercise in excess of the $100,000 Per Year Limitation, Incentive Stock Options are not taxable until sale or other disposition of the Stock acquired upon exercise of the Option. In other words, there is no tax incident upon granting or, unlike non-qualified stock options, exercise of the Option. If properly exercised, the spread between the market value and the Exercise Price of the Stock purchased is taxable to the Participant as a sale of property at capital gains rates rather than as compensation at ordinary income rates. Although the Company can give no assurance as to the taxability to you, you may contact the Company Secretary for further information generally describing the tax aspects of an Incentive Stock Option.

Exercising Your Option

     You may exercise your Option from time to time at any time during the period from the Date of Grant until 5:00 p.m. local time at the Company’s office on the calendar day immediately preceding the 10th anniversary of the Date of Grant, which is the Date of Expiration of your Option. You may exercise your Option any number of times during this Exercise Period until you have purchased all of your Vested Shares subject to the Option. Notwithstanding anything to the contrary in this Award Agreement, this Option shall automatically expire upon, and no longer be exercisable after, the first to occur of the following:

•	Date of Expiration;

•	If you are terminated for Cause, your last day of Service;

•	If you resign or are otherwise terminated for any reason other than Cause, Disability, or Retirement, the first day of the fourth calendar month beginning after your last day of Service;

•	If your Service is terminated for Retirement or Disability or death, the first anniversary of your last day of Service.

     You exercise your Option by giving notice in writing (as provided in the Plan) to the Company to the attention of the Company Secretary at the above address. Your notice must state the number of shares being purchased and must be accompanied with payment of the Exercise Price for those shares. Unless otherwise agreed with the Company, payment shall be by check in immediately available funds payable in United States dollars to the order of the Company. Other methods of payment are allowed under the Plan, and you may discuss the availability of these to you by contacting the Company Secretary.

Other Terms and Conditions

     Your Option is not transferable except at your death by will or applicable laws of descent and distribution. During your lifetime, this Option shall be exercisable only by you or, in the case of your incapacity, your guardian, or legal representative.

     This Award Agreement and your Option are subject to other terms and conditions set forth in the Plan, including withholding requirements for taxes, immediate termination of this Option if your Service is terminated for Cause, certain restrictions in the case of a public offering and certain securities law restrictions.

     One of the restrictions to facilitate any future public offering by the Company is that by accepting this Option you agree on behalf of yourself and your heirs, legal representatives, successors, and assigns that in the event of any underwritten public offering of any Company securities made by the Company pursuant to an effective registration statement filed under the Securities Act, neither you nor any such heirs, legal representatives, successors, and assigns will directly or indirectly sell, offer to sell, solicit an offer to buy, grant any option to purchase, contract to sell (including, without limitation, any short sale), or otherwise dispose or offer to dispose of any interest, equitable or beneficial, in any of such shares for such period of time from and after the effective date of such registration statement except as provided in the Plan or pursuant to such public offering.

     Finally, in the case of any conflict with terms of this Award Agreement, the terms of the Plan shall prevail and govern.

ProCentury Corporation

By:	Edward F. Feighan

Its:	Chairman, President and CEO

Acceptance

     The Participant is familiar with the terms of this Award Agreement and the terms and conditions of the Plan. The Participant understands that this Option and any Stock issued upon exercise of this Option are intended to be held for purposes of investment only and not for further distribution by the Participant. By signing below, the Participant accepts this Option subject to all of such terms and condition and agrees to hold and exercise this Option as well as any Stock purchased upon exercise of this Option for purposes of investment only and not for further distribution unless and until the Company advises the Participant such Stock may be distribution without registration under the Securities Act or such Stock is to be distributed pursuant to such a registration.

Dated:

Name:

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